Suite 412

UNIVERSITY BUILDING OFFICE LEASE

THIS OFFICE LEASE ("Lease") is entered into by Landlord and Tenant (as defined in Section 1). In consideration of the mutual covenants hereinafter set forth, Landlord and Tenant agree as follows:

1.	Definitions; Basic Lease Information.

In addition to the terms which are defined elsewhere in this Lease, the following terms are used in this Lease and shall have the meanings specified:

a)	LEASE DATE: 21 July 2014 (to be dated upon Landlord’s signature)
b)	TENANT: Joel C. Schneider
c)	TENANT'S TRADE NAME: The Mary Jane Group, Inc.
d)	TENANT'S ADDRESS: 910 Sixteenth Street, Suite 412, Denver, Colorado 80202
e)	LANDLORD: 910 ASSOCIATES, INC.
f)	LANDLORD'S ADDRESS: 910 Sixteenth Street, Suite 500, Denver, Colorado 80202
g)	PREMISES: Suite 412, The University Building, 910 Sixteenth Street, Denver, Colorado 80202 consisting of approximately 1,129 rentable square feet.
h)	RENTABLE AREA OF BUILDING: 104,234 square feet
i)	AREA OF PREMISES AND BUILDING: The rentable areas of the Premises and the Building as shown above have been determined by Landlord and are conclusive.
j)	COMMENCEMENT DATE: 21 July 2014
k)	EXPIRATION DATE: 31 July 2017
l)	SECURITY DEPOSIT: $7,500.00
m)	MONTHLY BASE RENT: See Section 3(b)
n)	RENTABLE AREA OF PREMISES: Approximately 1,129 rentable square feet
o)	TENANT'S PRO RATA SHARE: 1.0831%
p)	PERMITTED USE OF PREMISES: Administrative Office for Hospitality Group Catering to the Marijuana Industry
q)	BROKER: None
r)	GUARANTOR AND RELATIONSHIP TO TENANT: None
s)	BUILDING: Office building located at 910 Sixteenth Street, Denver, Colorado 80202, and commonly known as "University Building".
t)	ADDITIONAL RENT: Any and all amounts, other than Monthly Base Rent, which Tenant is required or agrees to pay hereunder, including but not limited to Operating Expenses (as hereinafter defined), late charges, reimbursements, repairs and attorneys' fees and costs incurred by Landlord in enforcing this Lease.
u)	RENT: The total of Monthly Base Rent and Additional Rent.
v)	OPERATING EXPENSES: Operating Expenses (defined below) for calendar year 2013 were $8.92 per square foot and are included in the amount of Monthly Base Rent set forth in Section 1(m).
2.	Premises.

In consideration of the obligation of Tenant to pay Rent, and in consideration of the other covenants, representations and warranties of Tenant set forth in this Lease, Landlord leases to Tenant, and, in consideration of Landlord's covenants set forth in this Lease, Tenant leases from Landlord the Premises in AS IS condition. The taking of possession by Tenant will conclusively establish that the Premises were at such time complete and in good and satisfactory condition and repair acceptable to Tenant. Tenant is responsible for any and all costs associated with any approved improvements and alterations including the installation of additional electrical circuits (dedicated or otherwise), paint, carpet, doors, electric, plumbing, and ceiling tiles into the Premises. Landlord will have carpets cleaned and paint walls as needed.

3.	Monthly Base Rent; Security Deposit; Office Services; and Signage.
a)	Monthly Base Rent: Tenant shall pay to Landlord the Monthly Base Rent for the Premises, in advance, without demand, deduction or set off, throughout the entire term of this Lease. The first installment of Monthly Base Rent will be due and payable on the Commencement Date and an installment of Monthly Base Rent will be due and payable on or before the first day of each calendar month succeeding the Commencement Date.
b)	Monthly Base Rent Adjustment: The Monthly Base Rent shall be increased annually as follows:

On 21 July 2014, Monthly Base Rent shall be $0.00 per month.

On 1 August 2014, Monthly Base Rent shall be increased to $1,505.00 per month.

On 1 August 2015, Monthly Base Rent shall be increased to $1,600.00 per month.

On 1 August 2016, Monthly Base Rent shall be increased to $1,700.00 per month.

c)	Security Deposit: Tenant shall deposit with Landlord on the Lease Date, and shall maintain on deposit with Landlord throughout the term hereof, the Security Deposit, which will be held by Landlord, without obligation for or accrual of interest, as security for the performance of Tenant's covenants and obligations under this Lease. Landlord shall have the right to commingle such Security Deposit with other funds of Landlord. It is expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon any default by Tenant, Landlord may, from time to time, without prejudice to or waiver of any other remedy provided in this Lease or provided by law, use such Security Deposit to the extent necessary to make good any arrearage of Rent or other payments due Landlord, and/or any other damage, injury, expense or liability caused by such default; and Tenant will pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any unutilized portion of such Security Deposit will be returned by Landlord to Tenant not later than sixty (60) days after expiration of this Lease, upon the full performance of this Lease by Tenant and surrender of the Premises by Tenant to Landlord. If Tenant is not in any state whatsoever of default under this Lease through 1 January 2016, irrespective of whether or not such default is cured, Landlord will refund $4,100 of the original $7,500 security deposit to Tenant and the remaining $3,400 security deposit will be retained for the term of the Lease and all renewals.
d)	Office Services. Landlord may offer, as a service to its tenants in the Building, certain office services that may be utilized by Tenant pursuant to a fee schedule as determined by Landlord from time-to-time (the "Office Services"). Tenant agrees to pay Landlord, as Additional Rent, for any Office Services Tenant may utilize from time-to-time, within five (5) days of invoicing for any such Office Services, based upon the fee schedule in effect at such time.
e)	Signage. Tenant must display a suite sign based on Building standards and guidelines. Tenant is responsible for all costs associated with signage specifically, suite signs and main lobby directory signs. Tenant shall affix no additional signage and/or awnings not considered Building standard, in the Landlord's discretion, without prior written approval of Landlord. Landlord shall have the right to remove all non-permitted signs and/or awnings, without notice to Tenant, and at the expense of Tenant.
4.	Option to Renew.

So long as there is no material uncured default by Tenant, tenant shall have the option to extend the term of this Lease for one (1) two (2) year term following the expiration date. The base rental rate for the renewal options shall be:

On 1 August 2017, Monthly Base Rent shall be increased to $1,800.00 per month.

On 1 August 2018, Monthly Base Rent shall be increased to $1,900.00 per month.

In order to exercise the option to extend the Lease term, Tenant shall be required to give Landlord written notice of exercise of the option to extend at least 90 days prior to the expiration date of the then current term of this Lease (no later than 3 May 2017). If notice is not provided within the designated timeframe, and the Tenant remains in possession of the premises, the monthly rent will increase by 50%.

5.	Use: Compliance with Laws and Rules and Regulations.

The Premises will be used only for the purpose set forth in Section 1(p) and for no other purpose. Tenant will at its own cost and expense obtain any and all licenses and permits necessary for the Permitted Use of the Premises. Tenant will comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and/or the operation of Tenant's business (including the Americans With Disabilities Act of 1990), those Rules and Regulations set forth on Exhibit A attached hereto and made a part hereof, as the same may be reasonably modified or propounded by Landlord from time to time, and will promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. Tenant will not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises, nor impair, in the opinion of Landlord, the appearance, character or reputation of the Building. Without Landlord's prior written consent, Tenant will not receive, store or otherwise handle any product, material or merchandise which is noxious, explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance on the Premises or Building void or the insurance risk more hazardous. If any increase in the fire and extended coverage insurance premiums paid by Landlord for the Building is caused by Tenant's use and occupancy of the Premises, then Tenant will pay to Landlord as Additional Rent, upon demand, the amount of such increase.

Tenant's use and occupancy of the Premises shall in no manner or way result in the direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, "Environmental Laws"), including by way of example and without limitation the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act and any similar statutes of the State of Colorado. Further, Tenant's use and occupancy of the Premises shall not include the use, handling, transportation or storage of any hazardous and/or toxic substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, petroleum products or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"). Tenant shall keep or cause the Premises to be kept free from Hazardous Substances and in compliance with all Environmental Laws and shall promptly notify Landlord if Tenant shall become aware of any Hazardous Substances on or about the Premises or if Tenant shall become aware that the Premises are in direct or indirect violation of any Environmental Laws. Tenant shall remove such Hazardous Substances and/or cure such violations, as applicable, promptly after Tenant becomes aware of same, at Tenant's sole expense. Tenant hereby agrees to indemnify Landlord and hold Landlord and its successors, assigns, employees, agents, officers, directors, partners, and attorneys harmless from and against any and all expenses, damages, suits, liabilities and costs (including without limitation attorney's fees and consequential damages) suffered or incurred by Landlord or any of such parties as a result of the use, handling, storage, transportation, treatment or disposal of Hazardous Substances on or about the Premises and/or the violation of Environmental Laws (as well as any other laws, ordinances, rules or regulations as set forth in the first paragraph of this Section 6), even if such damages and/or costs shall be suffered or incurred after expiration or earlier termination of this Lease. Such indemnity shall expressly survive expiration or termination of this Lease, whether by lapse of time or otherwise.

6.	Operating Expenses; Payment of Tenant's Pro Rata Share.
a)	Beginning on 1 August 2015, in addition to the Monthly Base Rent, Tenant will pay the Landlord on the first day of each calendar month during the term of this Lease, as Additional Rent, one-twelfth (1/12) of Tenant's Pro Rata Share of the amount by which Operating Expenses for the previous calendar year or partial calendar year exceed the Operating Expense Base rounded to the nearest whole dollar. During January of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of the amounts payable under this Section 6 for the ensuing calendar year ("Increased Expenses"). On or before the first day of each calendar month during the ensuing calendar year, Tenant will pay Landlord one-twelfth (1/12) of Tenant’s Pro Rata Share of such amount; provided, however, if such notice is not given in January, Tenant will continue to pay its Pro Rata Share on the basis of the prior year's Operating Expenses until the calendar month after such notice is given. If at any time it reasonably appears to Landlord that the Operating Expenses for the then-current calendar year will vary from Landlord’s estimate then Landlord may readjust the estimated Operating Expenses for such calendar year by notice to Tenant, and subsequent payments by Tenant for such year will be based upon such readjusted estimated Operating Expenses. In the calendar month in which Tenant first pays its Pro Rata Share in accordance with the increase of adjusted estimated Operating Expenses (and simultaneously therewith), Tenant will also pay Landlord Tenant's Pro Rata Share of any additional amounts payable under the adjusted estimated Operating Expenses, for each calendar month which has elapsed since December of the prior years.
b)	Unless delayed by causes beyond Landlord’s reasonable control, Landlord shall deliver to Tenant within 60 days after the end of each calendar year a written statement (the “Statement”) setting out in reasonable detail the amount of Tenant’s Pro Rata Share of Operating Expenses for such year and certified to be correct by a representative of Landlord. If the aggregate of monthly installments of Operating Expenses actually paid by Tenant to Landlord during such calendar differs from the amount of the Operating Expenses payable by Tenant for such calendar year as indicated in the Statement, then, as the case may be, Tenant shall pay the difference to Landlord or Landlord shall issue a credit to Tenant against the Rent remaining to be paid hereunder for the difference, or if no Rent then remains to be paid, refund the difference to Tenant, without interest, within thirty (30) days after the date of delivery of the Statement.
c)	The term "Operating Expenses" means and includes all costs and expenses of any kind or nature incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Building and Premises, including, by way of example and without limitation, supply costs; maintenance, replacement and repair costs; the costs of utilities, security, trash, snow removal, cleaning and janitorial, landscaping and painting services; maintenance, repair and replacement of HVAC, plumbing, electrical, mechanical, roof, structural or like systems and/or components; any common area costs and expenses; labor costs incurred in the operation and maintenance of the Building and Premises, including wages and other payments; costs to Landlord for workmen's compensation and disability insurance, payroll taxes and welfare and other fringe benefits; reasonable management and administrative fees in an amount customary for properties similar to the Building; legal, accounting, inspection and consultation fees incurred in connection with the Building and Premises; amounts paid to contractors and subcontractors for work or services performed in connection with the operation and maintenance of the Building and Premises (including common areas); all real and personal property taxes and assessments (whether general or special) and governmental charges of any kind and nature whatsoever including special district assessments and assessments due to deed restrictions and/or owners' associations which accrue against the Building or any items of personal property utilized in the maintenance, repair and/or operation of the Building during the term of this Lease; all insurance including, by way of example and without limitation, public liability insurance and fire and extended coverage insurance with respect to the Building and any rental insurance and all risk insurance (should Landlord decide to carry the same) (but Tenant shall have no interest in such insurance or the proceeds thereof); any expense attributable to costs incurred by Landlord for any capital improvements; and any other costs, charges and expenses which under generally accepted accounting principles would be regarded as maintenance and operating expenses with respect to the Building and Premises.

d)	If at any time during the term of this Lease, the present method of taxation is changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on real estate and the improvements on such real estate, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from the Building and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, will be deemed to be included within the terms "Operating Expenses" and "real property taxes" (as used in Subparagraph (b) above) for the purposes of this Section 6.
7.	Landlord's Repairs.

Tenant will immediately give Landlord written notice of defect or need for repairs, after which Landlord will have a reasonable opportunity to affect such repairs or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease will be limited to the cost of such repairs or maintenance or the curing of such defect.

8.	Tenant's Repairs.
a)	Notwithstanding Section 9, Tenant will, at its own cost and expense, keep and maintain all improvements, furniture, fixtures and equipment located in the interior of the Premises in good condition, promptly making all necessary repairs and replacements, and shall keep the whole of the Premises in a clean and sanitary condition and appearance. Tenant shall not order any repairs or maintenance at the expense of Landlord. Tenant will repair and pay for any damage caused to the Premises or Building by Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default under this Lease.
b)	Tenant expressly acknowledges and agrees that Landlord has and does lease the Premises to Tenant without any representation, warranty or covenant on the part of Landlord as to the compliance of either the Premises or the Building or any portion thereof with the provisions of the Americans with Disabilities Act of 1990 (the "Act"). Tenant shall be solely responsible for ADA compliance in the Premises at its expense. Tenant agrees that if its use and/or occupancy of the Premises necessitates that Landlord make changes, modifications or incur additional expenses with respect to the walkways, elevators, common area bathroom facilities or other common areas of the Building, or to the Premises, in order that the Building, such common areas or the Premises comply with the Act, all of such incurred costs, modifications or alterations shall be done at Tenant's sole cost and expense and Tenant shall pay all of same to Landlord on demand as Additional Rent.
9.	Alterations.

Tenant will not make any alterations, additions or improvements to the Premises (including but not limited to ceiling and wall penetrations) without the prior written consent of Landlord. All alterations, additions, improvements and partitions erected by Tenant will be and remain the property of Tenant during the term of this Lease and Tenant will, unless Landlord otherwise elects, remove all alterations, additions, improvements and partitions erected by Tenant and restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that if Landlord so elects and gives notice to Tenant prior to termination of this Lease or upon earlier vacating of the Premises, such alterations, additions, improvements and partitions will become the property of Landlord as of the date of termination of this Lease and will be surrendered to the Landlord with the Premises. All such removals and restoration will be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural components of the Building.

Tenant will give Landlord at least thirty (30) days’ prior written notice in its request for consent to make any alterations, additions or improvements to the Premises or of its intent to erect shelves, bins or trade fixtures in the Premises (any of such items hereinafter being referred to as "Tenant Work"). Landlord reserves the right to approve any contractor(s) by whom the Tenant Work is to be performed. Landlord shall be entitled to post notices on and about the Premises with respect to Landlord's non-liability for the payment of the Tenant Work as provided in the Colorado mechanic's lien statutes and Tenant shall not permit such notices to be defaced or removed. If Landlord approves Tenant's proposed contractor(s), prior to the commencement of any Tenant Work, Tenant shall deliver to Landlord certificates issued by insurance companies qualified to do business in the State of Colorado evidencing that worker's compensation, public liability insurance and property damage insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, are in force and maintained by all of such contractor(s). Among other things, all such policies shall name Landlord as an additional insured and shall provide that the same may not be canceled or modified without thirty (30) days prior written notice to Landlord.

10.	Landlord's Right of Access; Inspection.

Landlord and Landlord's agents and representatives will have the right to enter and inspect the Premises at any reasonable time for any reasonable purpose, including, but not limited to, ascertaining the condition of the Premises, to show the Premises to any prospective purchaser of the Building or in order to make such repairs, decorations, alterations, improvements or additions as may be required or deemed necessary or desirable by Landlord. During the six (6) month period that is prior to the end of the term of this Lease, Landlord and Landlord's agents and representatives will have the right to enter the Premises at any reasonable time for the purpose of showing the Premises and shall be permitted to place a "For Rent" sign upon the Premises. Tenant will give written notice to Landlord at least thirty (30) days prior to vacating the Premises and will arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event Tenant fails to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises will be conclusive for purposes of determining Tenant's responsibility for repairs and restoration.

11.	Utilities.

Landlord agrees to provide utility service to the Building and Premises. Tenant will pay its Pro Rata Share of all charges for utility service as part of the Operating Expenses. Landlord will not be liable for any interruption or failure of utility services. Tenant will be responsible for all costs associated with bringing utilities to Tenant’s Premises as well as a one-time $500 tap fee for access to the building natural gas service.

12.	Assignment and Subletting.

Tenant will not assign, sublet, transfer or encumber this Lease, or any interest in this Lease or the Premises, without the prior written consent of Landlord. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Section 12 will be void and a default hereunder. All cash or other proceeds of any assignment, proceeds in excess of the Rent under this Lease in the case of a subletting, and all cash or other proceeds of any other transfer of Tenant's interest in this Lease or the Premises will be paid to Landlord, whether such assignment, subletting or other transfer is consented to by Landlord or not. Tenant assigns all rights it might have or ever acquire in any such cash or proceeds to Landlord. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve Tenant of its primary liability under and with respect to all obligations contained in this Lease. Consent of Landlord to any assignment, subletting or other transfer of this Lease or the Premises shall not relieve Tenant from seeking consent to any subsequent assignment, subletting or transfer. In no event shall any proposed subtenant or assignee be an existing occupant of any space in the Building or Affiliate of any such occupant. For purposes hereof, an Affiliate means a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such occupant.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to consider any proposed assignment of this Lease or sublet of all or any part of the Premises unless Tenant pays a non-refundable fee, payable to Landlord, in an amount of One Thousand Dollars ($1,000.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. In addition, should any such request by Tenant seek any change or modification to the terms of this Lease, and Landlord agrees to such additional and/or modified terms and conditions, in Landlord's sole and absolute discretion, Tenant agrees to pay Landlord's reasonable attorneys' fees, costs and expenses with respect to consideration of such request and the negotiation and preparation of any amendment to this Lease, which amounts shall be Additional Rent under this Lease.

13.	Insurance.
a)	Landlord, as an Operating Expense, will maintain (i) fire and extended coverage insurance (broad form) covering the Building and the Building equipment and common area furnishings and (ii) public liability and property damage insurance in such amounts as Landlord determines from time to time in its reasonable discretion. Tenant will reimburse Landlord, as an Operating Expense, for the costs of all such insurance. All such insurance shall be for the sole benefit of Landlord and its designated additional insureds.
b)	Tenant waives, disclaims and releases Landlord from any and all rights of recovery, claims, actions or causes of action, against Landlord, its agents, officers and employees, for or on account of any loss or damage that may occur to the

Premises, Building, or personal property within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or its agents, officers and employees. Tenant agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the waivers contained in this subsection, and to have the insurance policies properly endorsed, if necessary (and only to the extent available at reasonable cost), to prevent the invalidation of the insurance coverages by reason of the waivers contained in this subsection. To the extent such endorsement(s) are unavailable or cannot be obtained at reasonable cost, such requirement shall be deemed waived; provided however, that if claiming such unavailability or excessive cost, Tenant shall give immediate written notice thereof to the Landlord.

c)	Landlord will not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury (including death) to person or damage to property on or about the Premises or Building, resulting from and/or caused in part or whole by the negligence or fault of Tenant, its agents, servants or employees, or of any other person entering upon the Premises or Building. Tenant will at all times indemnify and hold safe and harmless the Building, the Landlord, Landlord's officers, directors, partners, agents, attorneys and employees from any losses, liabilities, claims, suits, costs, expenses, including without limitation reasonable attorneys' fees, and damages, arising out of any such damage or injury. Further, Landlord shall have no liability for damage or personal injury caused by the Premises or Building becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises or Building, the criminal activities of any persons, or due to any cause whatsoever.
d)	Tenant will procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant, including Tenant’s employees and officers, against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) Tenant's operations in and maintenance and use of the Premises; and (iv) Tenant's liability for injury to persons or damage to property assumed under this Lease. The liability limits of such policy or policies shall be in the amount of not less than $2,000,000 per occurrence in respect of injury to persons (including death), and in the amount of not less than $2,000,000 per occurrence in respect of property damage or destruction, including loss of use of the Premises. Tenant shall also insure against damage or destruction to Tenant's furniture, fixtures, equipment, furnishings, floor coverings, inventory, and plate glass or glass or other breakable materials used in structural portions of the Premises and any interior and exterior windows and doors in the Premises in an amount equal to full replacement cost thereof. All such policies shall be procured by Tenant from companies licensed to do business in Colorado and reasonably satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of premiums for such policies, must be delivered to Landlord prior to the Commencement Date. Not less than fifteen (15) days prior to the expiration date of any such policies, or the due date for the next-maturing premiums, as applicable, certified copies of the renewals of such policies, bearing notations evidencing the payment of renewal premiums or, if applicable, proof of payment of the next-maturing premiums, shall be delivered to Landlord by Tenant. All such policies will provide that not less than thirty (30) days prior written notice will be given to Landlord before such policy may be canceled or changed to reduce or materially alter the insurance provided by such policies.
14.	Damage and Destruction.
a)	If the Building or Premises are damaged or destroyed by fire, tornado or other casualty, Tenant will give immediate written notice of such damage or destruction to Landlord.
b)	If the Premises are totally destroyed by fire, tornado or other casualty, or if they are so damaged that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant or otherwise obtains actual knowledge of such damage, this Lease may be terminated by Landlord or Tenant upon written notice within thirty (30) days of such determination by Landlord and the unaccrued Rent (other than in the event such damage or destruction was caused by Tenant or its employees or agents) will be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.
c)	If the Premises are damaged by any peril covered by the insurance to be provided by Landlord under Section 13, such insurance proceeds are made available to Landlord and this Lease has not been terminated under Section 14(b), Landlord will proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage, except that Landlord will not be required to rebuild, repair or replace any part of the partitions, fixtures, additions, other improvements and/or personal property which may have been placed in, on or about the Premises by Tenant. Unless this Lease is terminated under Section 14(b) there shall be no abatement of Rent.
d)	In the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Building or Premises requires that the insurance proceeds, if any, be applied to such indebtedness, then Landlord will have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations of Landlord and Tenant under this Lease will cease and terminate except as to any previously accrued rent or additional rent.

15.	Condemnation.
a)	If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under threat thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving written notice to the other of such election within thirty (30) days after such conveyance or taking of possession, whichever is earlier, shall forthwith terminate and the Rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned between Landlord and Tenant; Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to seek, directly from the condemning authority, an award for its removable trade fixtures, equipment, personal property and relocation expenses, if any, to the extent Landlord's award is not diminished thereby. In the event of a partial taking or conveyance which does not result in a termination of this Lease, Monthly Base Rent shall be reduced in proportion to the reduction in the size of the Premises so taken or conveyed and this Lease shall be modified accordingly.
b)	If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise. Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Tenant shall, however, be entitled to an abatement of Monthly Base Rent in proportion to the reduction in size of the Premises so taken for such limited period.
c)	A voluntary sale by Landlord to any such competent authority having the power of eminent domain or similar powers, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purpose of this section.
16.	Holding Over.

Tenant will, at the termination of this Lease by lapse of time or otherwise, surrender immediate possession of the Premises to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless Landlord and Tenant otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be deemed to be month-to-month and will be subject to termination by Landlord or by Tenant at any time upon not less than ten (10) days' advance written notice, with any such hold over period ending only on the last day of a calendar month, and all of the other terms and provisions of this Lease will be applicable during such holdover period, except that the Monthly Base Rent then in effect shall be increased by fifty percent (50%). No holding over by Tenant, whether with or without the consent of Landlord, will operate to extend this Lease except as otherwise expressly provided in a writing signed by Landlord. The preceding provisions of this Section 16 are not consent for Tenant to hold over. In the event Tenant holds over without the written agreement of Landlord, the holdover tenancy shall be deemed to be a tenancy at will, terminable upon three (3) days prior written notice by Landlord and otherwise subject to all of the terms and conditions of this Lease, except the Monthly Base Rent during any such tenancy at sufferance shall be equal to double the Monthly Base Rent in effect on the termination date.

17.	Quiet Enjoyment.

Subject to Tenant paying the Rent and performing its covenants in this Lease, Tenant shall and may peacefully and quietly have, hold and enjoy the Premises for the term of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party which may interfere with Tenant's use and enjoyment of the Premises. In the event of any transfer or transfers of Landlord's interest in the Premises, the Building or in the real property of which the Premises are a part, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer.

18.	Events of Default.

The following events shall be deemed to be events of default by Tenant under this Lease:

a)	Tenant fails to pay when due any Monthly Base Rent, Operating Expenses, Additional Rent or any other amounts payable hereunder;
b)	This Lease or the estate of Tenant hereunder is transferred to or passes to any other person or party in violation of the provisions of this Lease;

c)	This Lease or the Premises or any part thereof becomes subject to attachment, levy or other process of law directed against Tenant and such attachment or levy is not discharged within fifteen (15) days after the levy or attachment thereof;
d)	Tenant or any Guarantor hereof files a Petition in Bankruptcy or insolvency or for reorganization or rearrangement of debt under the Bankruptcy Laws of the United States or any insolvency act of any state, or voluntarily takes advantage of any such law, and same is not discharged within sixty (60) days;
e)	Involuntary proceedings under any such bankruptcy or insolvency law are instituted against Tenant or against any Guarantor hereof, or a receiver or trustee is appointed for all or substantially all of the property of Tenant or any such Guarantor and such proceedings are not dismissed or vacated within sixty (60) days after such institution or appointment;
f)	Tenant abandons or vacates the Premises for ten (10) consecutive days;
g)	Tenant fails to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such nonperformance continues for a period of three (3) days after notice thereof by Landlord to Tenant; provided, however, that if Tenant cannot reasonably cure such nonperformance within three (3) days, Tenant shall not be in default if it commences cure within said three (3) day period and diligently pursues the same to completion, with completion to occur in any event within thirty (30) days after such notice;
h)	Tenant fails to obtain a release of any mechanic's lien as required herein;
i)	Tenant discloses the terms of this Lease to any party, except legal counsel and insurance providers in regard to fulfilling the requirements of this Lease, without first obtaining Landlord’s written consent; and/or
j)	All or any part of the personal property of Tenant is seized, subjected to levy or attachment, or similarly repossessed or removed from the Premises.
19.	Remedies.
a)	Upon the occurrence of any event of default, Landlord will have, at its election, the option to pursue any one or more of the following remedies:
i)	Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Event of Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on or additional written notice to Tenant and without giving Tenant an additional opportunity to cure such an Event of Default. Tenant shall pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in Section 19(e) from the date of payment of any such advances, costs and expenses by Landlord.
ii)	Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other changes which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Rent and other charges would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Rent and other charges for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 19(e), plus any other sum of money and damages owed by Tenant to Landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the Prime Rate of the Wells Fargo Bank or its successor on the termination date) of the amount, if any, by which (A) the aggregate of the Rent and all other charges payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Operating Expenses, such aggregate will be calculated by assuming that Operating Expenses for the calendar year in which termination occurs and for each subsequent calendar year remaining in the Term of this Lease had the Lease not been terminated will increase by 8% per year over the amount of Operating Expenses for the prior calendar year), exceeds (B) the amount of such Rent and other charges which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award the amount, if any, of such Rent and other charges which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of Rent while finding a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in Section 19(e).

iii)	Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of this lease. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting, but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, Rent and other charges which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises.
b)	Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
c)	No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any one breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.
d)	Nothing contained in this Section 19 shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section 19.
e)	Any Rent or other amounts owing to Landlord hereunder which are not paid within five (5) days of the date they are due, shall thereafter bear interest from the due date at the rate of eighteen percent (18%) per annum ("Interest Rate") until paid. Similarly, any amounts paid by Landlord to cure any default of Tenant or to perform any obligation of Tenant, shall, if not repaid by the Tenant within five (5) days of demand by Landlord, thereafter bear interest from the date paid by Landlord at the Interest Rate until paid. In addition, Tenant shall pay to Landlord whenever any Monthly Base Rent, Additional Rent or any other sums due hereunder remain unpaid more than five (5) days after the due date thereof, a late charge equal to fifteen percent (15%) of the amount due. Further, in the event of default by Tenant, in addition to all other rights and remedies, Landlord shall be entitled to receive from Tenant all sums, the payment of which may previously have been waived or abated by Landlord, or which may have been paid by Landlord pursuant to any agreement to grant Tenant a rental abatement or other monetary inducement or concession, including but not limited to any tenant finish allowance or moving allowance, together with interest thereon from the date or dates such amounts were paid by Landlord or would have been due from Tenant but for the abatement, monetary inducement or concession, at the Interest Rate, until paid; it being understood and agreed that such inducement, concession or abatement was made on the condition and basis that Tenant fully perform all obligations and covenants under the Lease for the entire term.

f)	Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive or declaratory relief and specific performance. The exercise or commencement of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease shall not preclude the simultaneous or subsequent exercise by Landlord of any or all other rights or remedies provided for in this Lease. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce or seek interpretation of any provision of this Lease, including by way of example, but not limitation, reasonable attorneys' fees, costs and expenses and court costs from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant.
g)	In the event of any default by Landlord, Tenant's exclusive remedy will be an action for damages (Tenant waives the benefit of any laws granting it a lien upon the property of Landlord and/or upon rent due Landlord); provided that, prior to commencing any such action Tenant will give Landlord written notice specifying such default with particularity, and, except as otherwise expressly set forth herein, Landlord will have thirty (30) days in which to cure any such default; provided, however, that if Landlord cannot reasonably cure such default within said thirty (30) day period, Landlord shall not be in default if it commences cure within said thirty (30) day period and diligently pursues the same to completion. Unless and until Landlord fails to so cure any default after such notice, Tenant will not have any remedy or cause of action by reason of such default or alleged default. All obligations of Landlord under this Lease will be construed as independent covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its ownership of the Premises. The term "Landlord" means only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner will be released and discharged from all covenants and obligations of the Landlord accruing after such transfer, but such covenants and obligations will be binding during the Lease term upon each new owner for the duration of such owner's ownership. Landlord will not have any personal liability under this Lease; Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises.
20.	Subordination and Attornment.

Tenant accepts this Lease and the Premises subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the Premises or the Building. This provision is self-operative and no further instrument of subordination will be required in order to affect it. Tenant will at any time on demand execute any instruments, releases or other documents which may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust. Tenant agrees that if the holder of any mortgage, deed of trust or other encumbrance encumbering the Building succeeds to Landlord's interest in the Premises, Tenant will pay to such holder all Rents subsequently payable under this Lease and Tenant will, upon request of such successor in interest, automatically become the Tenant of and attorn to such successor in interest without change in the terms or provisions of this Lease. Tenant will, upon demand, execute, acknowledge and deliver an instrument or instruments confirming such attornment.

21.	Mechanic's Liens and Tenant's Taxes.
a)	Tenant shall pay or cause to be paid all costs for work done by or on behalf of Tenant or caused to be done by or on behalf of Tenant on the Premises of a character which will or may result in liens against Landlord's interest in the Premises or Building and Tenant will keep the Premises and Building free and clear of all mechanic's liens and other liens on account of work done for or on behalf of Tenant or persons claiming under Tenant. Tenant shall indemnify, defend and save Landlord harmless of and from all liability, loss, damages, costs or expenses, including reasonable attorneys' fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials, services or supplies furnished to Tenant, including lien claims of laborers, materialmen or others. Should any such liens be filed or recorded against the Premises or Building with respect to work done, services performed for or materials supplied to or on behalf of Tenant, Tenant shall cause such liens to be released of record within five (5) days after notice thereof. If Tenant shall be in default in paying any charge for which such a mechanic's lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released or suit dismissed as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and any costs associated therewith, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

b)	Tenant shall be liable for and shall pay at least ten (10) days before delinquency and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability in connection with, all taxes levied against any personal property, fixtures, equipment, apparatus, systems and appurtenances placed by or on behalf of Tenant in or about or utilized by Tenant in, upon or in connection with the Premises ("Equipment Taxes"). If any Equipment Taxes are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such personal property, fixtures, equipment, apparatus, systems or appurtenances of Tenant, and if Landlord, after written notice to Tenant, pays the Equipment Taxes or taxes based upon such an increased assessment (which Landlord shall have the right to do regardless of the validity of such levy, but under proper protest if requested by Tenant prior to such payment and if payment under protest is permissible), Tenant shall pay to Landlord upon demand, as Additional Rent hereunder, the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment. Notwithstanding the foregoing to the contrary, Tenant shall cooperate with Landlord to the extent reasonably necessary to cause the fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the Building and/or the real property of which the Premises form a part.
c)	Tenant shall pay to Landlord, as Additional Rent, any excise, sales, privilege or other tax, assessment or other charge (other than income or franchise taxes) imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of this Lease, the Rent or other payments made by Tenant hereunder, any other benefit received by Landlord hereunder, Landlord's business as a lessor hereunder, or otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder.
22.	Authority for Action and Notice.
a)	Except as otherwise provided herein, Landlord may, for any matter pertaining to this Lease, act by and through its Building manager or any other person designated in writing from time to time.
b)	All notices or demands required or permitted to be given to Landlord hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered and receipted for, or upon deposit in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Landlord at its address as specified in Section 1 hereof. All notices or demands required to be given to Tenant hereunder shall be in writing, and shall be deemed duly served when received, if hand delivered, or upon deposit in the United States mail, with proper postage prepaid, certified or registered, return receipt requested, addressed to Tenant at its address as specified in Section 1 hereof. Either party shall have the right to designate in writing, served as above provided, a different address to which notice is to be provided. The foregoing shall in no event prohibit notice from being given as provided in Rule 4 of the Colorado Rules of Civil Procedure, as the same may be amended from time to time.
23.	Estoppel Certificates.

Tenant agrees that, from time to time, upon not less than ten (10) days prior request by Landlord (and which ten-day period is not subject to any notice and cure periods otherwise provided under this Lease), Tenant shall execute and deliver to Landlord a written Certificate certifying all matters and statements pertaining to this Lease as may be requested by Landlord and/or Landlord's respective lenders or purchasers. If Tenant fails to execute and deliver any such Certificate within ten (10) days after such request, then such failure shall constitute a material default by Tenant under this Lease, and in such event, Tenant agrees to pay to Landlord as liquidated damages therefore (and in addition to all equitable remedies available to Landlord) an amount equal to Fifty Dollars ($50.00) per day for each day that Tenant fails to so deliver such Certificate to Landlord after the expiration of such ten (10) day period.

If Tenant fails to execute any such instrument within said ten (10) day period, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant's name, to execute such instrument and Tenant's failure to deliver such Estoppel Certificate within said ten (10) day period shall be conclusive upon Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, not more than one (1) month's rental has been paid in advance, and that all other statements required to be made in the Estoppel Certificate are conclusively made.

It is understood and agreed that Tenant's obligation to furnish such Estoppel Certificates in a timely fashion is a material inducement for Landlord's execution of this Lease.

24.	Landlord Option to Demolish.

In the event Landlord desires to sell the property, or to change the use of the building, or to remodel or demolish same, or any combination thereof, Landlord shall have the right to terminate this Lease upon giving Tenant six (6) months advance written notice, at the end of which Tenant shall surrender the premises to Landlord.

25.	Review by Legal Counsel.

This Lease has important legal consequences. This Lease was prepared by Landlord’s legal counsel, who does not represent the Tenant. Tenant has been given the opportunity, and Landlord has strongly urged Tenant, to have its own legal counsel review this Lease and to advise Tenant regarding this Lease and its consequences prior to entering into this Lease.

26.	Miscellaneous.
a)	Words of any gender used in this Lease will be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context otherwise requires.
b)	The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties to this Lease and their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided in this Lease. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and this Lease.
c)	The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
d)	All obligations of Tenant under this Lease which are not fully performed as of the expiration or earlier termination of this Lease will survive the expiration or earlier termination of the Lease term, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of this Lease, and prior to Tenant's vacating the Premises, Tenant will pay to Landlord any amount reasonably estimated by Landlord to put the Premises in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant under this Lease, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to the Tenant after all such obligations have been determined and satisfied, as the case may be. Any security deposit held by Landlord may, upon Landlord's election, be credited against the amount payable by Tenant under this subsection.
e)	If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties to this Lease that the remainder of this Lease will not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
f)	Landlord reserves the right to relocate the Tenant to substantially comparable space within the Building. Landlord will give Tenant written notice of its intention to relocate the Premises, and Tenant will complete its relocation within thirty (30) days after Landlord's notice. The Monthly Base Rent of the new premises will not exceed the Monthly Base Rent for the Premises unless Landlord and Tenant otherwise agree in writing. Effective on the date of such relocation this Lease will be amended by deleting the description of the Premises and substituting for it a description of the new premises. Landlord agrees to pay the reasonable costs of moving tenant to such other space within the Building.
g)	This Lease is an offer only, subject to prior leasing of the Premises and such offer is subject to withdrawal or non-acceptance by Landlord or to other leasing of the Premises without notice. This Lease will not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy has been delivered to both parties to this Lease.
h)	Tenant represents and warrants that it has dealt with no broker, agent or other person in correction with this transaction or that no broker, agent or other person brought about this transaction, other than the Broker identified in Section 1, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease. At any time after commencement of the lease term, should Tenant retain a real estate broker to represent its interest in negotiations with Landlord for either a new lease or modification of terms for a pending renewal option, if any, Tenant shall be solely responsible for any and all commissions due to Tenant’s broker.
i)	Time is of the essence hereof.
j)	This Lease shall be governed by and construed in accordance with the applicable laws of the State of Colorado. Tenant agrees to submit to the jurisdiction of the District Court in and for the City and County of Denver, Colorado with respect to any litigation concerning this Lease.

k)	This Lease, together with the exhibits attached hereto, contains the entire agreement of the parties and, except as otherwise expressly set forth herein, may not be amended or modified in any manner except by an instrument in writing signed by both parties.
l)	Wherever there is provided in this Lease a time limitation for performance by Landlord or Tenant of any obligation, including but not limited to obligations related to construction, repair, maintenance or service (but excluding Tenant's obligation to pay Rent and other monetary obligations of Tenant hereunder), the time provided for shall be extended for as long as, and to the extent that delay in compliance with such limitation is due to, an act of God, government control, labor disputes, strikes, civil disturbance or other factors beyond the reasonable control of either Landlord or Tenant, as applicable.
m)	Neither Tenant nor anyone acting through, for, or in place of Tenant, including but not limited to any trustee, receiver, trustee in bankruptcy or other liquidating agent, shall conduct or advertise on or from or pertaining to the Premises, any auction or close-out or going out of business or liquidation sale.
n)	This Lease has been freely negotiated by both parties; and in any controversy, dispute, or conflict over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

LEASE AGREEMENT SIGNATURE PAGE

BETWEEN 910 ASSOCIATES, INC. and Joel C. Schneider

LANDLORD: TENANT:

910 ASSOCIATES, INC. Joel C. Schneider

a Colorado corporation

/s/ David L. Kauman /s/ Joel C. Schneider

By: David L. Kaufman By: Joel C. Schneider

Its: Property Manager

EXHIBIT A - RULES AND REGULATIONS

1.	At all times during the term of this Lease the Landlord shall have the right by itself, its agents and employees, to enter into and upon the Premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether the Tenant shall have complied with his obligations under the Lease and the Rules and Regulations contained herein, with respect to the care and maintenance of the Premises and the repair or rebuilding of the improvements thereon, when necessary.
2.	Tenant shall not use the name of the Building for any purpose other than Tenant's business address and shall never use a picture or likeness of the Building or Premises in any advertisement, notice or correspondence without the Landlord's written consent thereto.
3.	Tenant shall not make or permit any noise, vibration or odor that is objectionable to the public, or to other occupants of the Building, to emanate from the Premises and shall not create or maintain a nuisance thereon and shall not disturb, solicit or canvass any occupant and shall not do any act tending to injure the reputation of the Building. Nor shall Tenant use the Premises for lodging, sleeping, cooking, or for any immoral or illegal purpose or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in this Lease.
4.	Tenant shall not place or permit any radio antenna, loud speakers, sound amplifiers, or similar devices on the roof or outside of the Premises or Building. Nothing shall be placed on the outside window ledges of the Building, nor shall any awnings or window coverings be attached/installed in the Premises or Building without the prior written consent of the Landlord.
5.	The Building sidewalks, entrances, passages, vestibules, stairways, corridors, elevators and halls must not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the Premises. No furniture, refuse or other items shall be placed in front of the Premises, or on/in any sidewalks, entrances, passages, vestibules, stairways, corridors, elevators or halls. Landlord shall have the right to remove all non-permitted furniture or other items, without notice to Tenant, and at the expense of Tenant.
6.	Supplies, goods, materials, packages, furniture and all such items of every kind are to be delivered at the entrance point provided therefor, or in such manner as the Landlord may provide and the Landlord is not responsible for the loss or the damage of any such property notwithstanding such loss or the damage which may occur through the carelessness or negligence of the employees of the

Building. All such items moved in or out of the Building or Premises shall be done at such time and in such manner as acceptable to the Landlord, and only upon the elevator designated by Landlord for such purpose. No safe or other item, the weight of which may constitute a hazard or danger to the Building or its equipment, shall be brought into the Building or Premises.

7.	Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building or Premises to prevent damage from fire, storms, freezing, theft or vandalism. Tenant must observe strict care and caution that all water faucets or other apparatus are entirely shut off before Tenant or Tenant's employees leave the Building or Premises and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by Landlord and/or other Tenants or occupants of the Building or Premises.
8.	If Tenant elects to install any concession or vending machine in the Premises, such machines and their products shall be limited to the express use of Tenant and its employees and guests. Tenant shall not sell or make available from the Premises the following items: cigars, cigarettes, tobaccos, pipes, candies, newspapers, magazines or greeting cards.
9.	Landlord reserves the right to designate all sources furnishing sign painting, lettering and/or awnings and to establish a limitation on sign and/or awning styles and format. Tenant shall affix no additional signage and/or awnings not considered Building standard, in the Landlord's discretion, without prior written approval of Landlord. Landlord shall have the right to remove all non-permitted signs and/or awnings, without notice to Tenant, and at the expense of Tenant.
10.	No animals, except as required by law, e.g. guide and service dogs, shall be permitted in or on the Premises or Building.
11.	No additional lock or locks shall be placed by Tenant on any doors in the Premises without the prior written consent of Landlord.
12.	Tenant shall not conduct in or about the Premises or Building any auction, public or private, without the prior written consent of Landlord.
13.	Tenant shall not allow to be deposited any trash, refuse, cigarettes, or other substances of any kind within or without the Premises or Building except in refuse containers provided therefore. Tenant shall not introduce onto the Building or Premises any substance which might add an undue burden to the cleaning or maintenance of the Premises or Building. Tenant shall exercise its best efforts to keep the sidewalks, entrances, passages, courts, lobby areas, stairways, vestibules, corridors, elevators and halls in and about the Premises and Building clean and free from rubbish.
14.	The light through the transoms and glass partitions opening into the halls and other parts of the Building shall not be obstructed in any manner by Tenant.
15.	Bicycles or other vehicles shall not be permitted in the Premises or the Building.
16.	Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or the Building.
17.	No act or thing done or omitted to be done by Landlord or Landlord's agent during the term of the Lease which is necessary to enforce these Rules and Regulations shall constitute an eviction by Landlord nor shall it be deemed a surrender or acceptance of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Premises prior to the termination of the Lease. The delivery of keys to any employee of Landlord or Landlord's agent shall not be construed as a termination of the Lease or a surrender of the Premises.
18.	Landlord shall not be liable to Tenant for violation of any said Rules and Regulations or the breach of any covenant or condition in any Lease by any other tenant in the Building.
19.	The failure of the Landlord to seek redress for violation of, or insist upon the strict performance of any covenants or conditions of this Lease or any of the Rules and Regulations set forth above or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease or breach of these Rules and Regulations shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of these Rules and Regulations as set forth above or hereafter adopted against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.
20.	The Landlord at all times shall have the right to amend, modify or waive any of the foregoing Rules and Regulations and to make such other and future rules and regulations as the Landlord may adopt, provided such changes shall not unreasonably interfere with the Permitted Use of the Premises. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any rules and regulations herein set forth or any reasonable amendments, modifications or additions hereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant.
21.	Tenant and their employees, clients and customers shall not smoke in the building. This includes all common areas and suites. Nor shall Tenant, their employees, clients and customers smoke within fifty (50) feet of the main entrance of the building.

22.	No more than six (6) individuals can occupy the premises defined in 1(g) on a regular, on going basis.
23.	Tenant is responsible for policing its employees including keeping employees from loitering in the hallways, bathrooms and in front of the building entrances as well as informing employees and enforcing the non-smoking policy in the building.

University Building Office Lease for Suite 412

The Mary Jane Group, Inc. – Joel C. Schneider

Table of Contents

1. Definitions; Basic Lease Information.	1
2. Premises.	1
3. Monthly Base Rent; Security Deposit; Office Services; and Signage.	2
4. Option to Renew.	2
5. Use: Compliance with Laws and Rules and Regulations.	2
6. Operating Expenses; Payment of Tenant's Pro Rata Share.	3
7. Landlord's Repairs.	4
8. Tenant's Repairs.	4
9. Alterations.	4
10. Landlord's Right of Access; Inspection.	5
11. Utilities.	5
12. Assignment and Subletting.	5
13. Insurance.	5
14. Damage and Destruction.	6
15. Condemnation.	7
16. Holding Over.	7
17. Quiet Enjoyment.	7
18. Events of Default.	7
19. Remedies.	8
20. Subordination and Attornment.	10
21. Mechanic's Liens and Tenant's Taxes.	10
22. Authority for Action and Notice.	11
23. Estoppel Certificates.	11
24. Landlord Option to Demolish.	11
25. Review by Legal Counsel.	12
26. Miscellaneous.	12
EXHIBIT A - RULES AND REGULATIONS	13